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                                                                   EXHIBIT 10.35


                                                         Equinix, Inc.
                                                         2450 Bayshore Parkway
                                                         Mountain View, CA 94043
                                                         USA

                                                         11 October 2000



Herm Gunter Rothenberger and Sven Rothenberger
Naxos Schmirgelwerk Mainkur GmbH
GutleutstraBe 175
D-60327
Frankfurt am Main

Our Reference:  24412-26S-203

Subject:  First Supplement to the Lease Agreement

between

1) Naxos Schmirgelwerk Mainkur GmbH, GutleutstraBe 175, D-60327 Frankfurt, represented by Mr. Gunter Rothenberger and Mr. Sven Rothenberger;

2) A.A.A. Aktiengesellschaft Allgemeine Anlageverwaltung vorm. Seilwolff AG von 1890, GutleutstraBe 175, 60327 Frankfurt/M, represented by Mr. Gunter Rothenberger and Mr. Sven Rothenberger;

     both companies acting in a German Civil Code Partnership (the Parties at 1. and 2. jointly called: "Landlord"), under the firm name Naxos-Union Grundstucksverwaltungsgesellschaft GbR, Frankfurt/M, and

3) Equinix, Inc., a Delaware Corporation, 2450 Bayshore Parkway, Mountain View, CA 94043, USA, represented by Christopher L. Birdsong;

dated August 7, 2000, (the Lease)

The Parties hereto agree to modify the Lease as follows:

                              Preliminary Remarks

The Tenant has rescheduled the fit-out and operations of its facility on the Premises. In consequence of this rescheduling the actual occupation of the Premises by the Tenant and the installation of its equipment will take place at a later time than anticipated. This means that part of the fit-out work which is geared to the specific needs of the Tenant can take place later than expected.
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In view of the fact that the Landlord has already given certain instructions to construction firms and in view of the fact that the Landlord's bank relies on the financial obligations of the Tenant under the Lease, the parties, in view of the Premises, agree on what follows:

1. Transfer of the leased property will take place as previously agreed on February 7, 2001. Due to the modified construction planning and the delayed submission of the Preliminary Design Package by the Tenant, the parties hereby agree that Handover will take place on February 7, 2001 in accordance with the condition described in Exhibit C-1 of this First Supplement to the Lease. Exhibit C-1 herewith replaces Exhibit C, Landlords Scope of Building Works' of the lease agreement; whereas the drawing Exhibit C - Landlord Improvements' remains unaffected.

     In the event Tenant does not apply by 31" July, 2001 for:-

          . all necessary work permits for the utilization of the Property as an internet exchange center; and

          . to the (local) authorities regarding approval and permits for (diesel) generators, fuel tanks, antenna(-s) and satellite dish(-es); including permission from the Historical Preservation Department authorities to obtain permits, then the Tenant hereby waives his right of cancellation pursuant to section 20.1, 2nd and 4th bullet points of the Lease, in such case.

     In case Tenant does not submit the Preliminary Design Packages by January 31, 2001, then Landlord is entitled to construct the leased property in accordance with Exhibit C-1, item B "Building work after February 2001". If Landlord does not complete this work by July 31, 2001 then Landlord shall pay as liquidated damages an amount equal to three times the daily Rent in accordance with Article 2.4.1 otherwise due for each commenced day after July 31, 2001.

2. If the Tenant does not execute an agreement with "Mainova" on the supply of certain quantities of electricity by October 31, 2000, the Tenant may lose the power allocation which was tentatively promised by Mainova to the Tenant through the good offices of the Landlord as a consequence. Art. 20.1, 3rd bullet point of the Lease provides for a guaranty of such power delivery by the Landlord.

     In case that the Tenant does not execute the agreement with Mainova, the Tenant hereby relieves the Landlord from its obligation under Art. 20.1, 3rd bullet point of the Lease to guarantee the power supply by Mainova; the Tenant hereby waives his right of cancellation pursuant to section 20.1, 3rd bullet point of the Lease, in such case.

3.   Despite the changes reflected in Exhibit C-1, the Tenant shall

          - commence payment of the Service Charges per April 1, 2001 as agreed in Sec. 9 (b) Lease Summary

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          -    commence payment of the Rent per October 1, 2001 as agreed in
               Sec. 9 (b) Lease Summary


4. The Parties are in agreement that Sec. 4.a.2.1 has a typo on line four. The date should be: "7th February 2001" instead of "7th February 2000".

5. Tenant's address has been changed to the following new address; Equinix, Inc., 2450 Bayshore Parkway, Mountain View, CA 94043, USA.

     All other provisions of the Lease shall remain unaffected.

1.   TENANT

     Equinix, Inc

     By: /S/ CHRISTOPHER L. BIRDSONG
        ____________________________________
              Christopher L. BIRDSONG

     Title :  Director IBX Development and Operations


     Date :  13-October-2000
           ---------------------------------

2.   LANDLORD

2.1  Naxos Schmirgelwerk Mainkur GmbH
     Equinix, Inc

     By: /S/ GUNTER ROTHENBERGER
        ____________________________________
              Gunter ROTHENBERGER

     Title :  Managing Director


     Date :  25-October-2000
           ---------------------------------

2.2  A.A.A. Aktiengesellschaft Allgemeine Anlagenverwaltung Seilwolff AG von
     1890

     By: /S/ GUNTER ROTHENBERGER                /S/ SVEN ROTHENBERGER
        ____________________________________   ________________________________
               Gunter ROTHENBERGER                    Sven ROTHENBERGER

     Title: President

     Date :  25-October-2000
             -------------------------------

                                       3
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Equinix European lBX Build out
Frankfurt - Naxos Union
-----------------------
Work Letter - Existing Building and Site
----------------------------------------
Lease Exhibit C-1 to the first Supplement to the Lease for the Real Property
----------------------------------------------------------------------------

Landlord's Scope of Building works

The buildings are to be handed over as clean, dry shells, free from contamination and fit for immediate occupation. Utilities are to be capped off and any live sections remaining identified.

The Landlord is to carry out this work scope under Section 6 of the Lease Summary. Bechtel personnel will be permitted reasonable access at any time during the works to monitor quality and schedule.

A.   Building works to be completed by 7th February 2001

1.   Site Clean Up
     -------------

     (1) Contain the exposed asbestos pipe lagging and arrange for its safe removal by an approved asbestos removal contractor. Dispose off site to a licensed disposal facility.

     (2) Commence groundwater remediation measures as recommended in Arcadis report of 5th July according to instructions from competent authorities.

     (3) Strip out oil-contaminated wood block floor from western half of building and remove any contaminated material found below as far as practical.

     (4) Install additional underfloor vapour extraction points and operate the underfloor vapour removal system until safe levels are achieved in accordance with current German statutes. In the event that minimum safe levels of vapour in accordance with the current German statutes are not achieved, then the Landlord shall leave vapour removal pipework system in place under floor slabs and relocate filtration equipment outside of production halls for further monitoring and use.

     (5) Remove any further asbestos, asbestos cement or other harmful elements identified by Arcadis investigation 7th-17th July from the building and dispose offsite.

     (6) Clean all paint on the steel structure by steam. Landlord guarantees to prepare all steelwork to a clean and sound condition to enable the application of the project paint system by others.

     (7) Remove all PCB filled transformers from site and dispose. Remove any PCB contaminated material from transformer pens.

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     (8)  Remove all waste oils, paints, chemicals including empty containers from site prior to handover.

     (9) Obtain certification from competent authorities on old hazardous material (Altlasten) pursuant to section 14.3 Lease and in deviation to section 14.3, certification from Arcadis on all other hazards.

2.   Internal Strip out
     ------------------

     (1)  Remove all internal partition walls e.g. paint cabins

     (2)  Remove heating system including pipes, radiators and blower/heaters

     (3) Strip-out gantry cranes and crane rails (excepting for the original crane to be preserved)

     (4) Strip out all existing electrical power switchgear, distribution, lighting, cabling etc.

     (5) Strip out ventilation systems, curtains, telephones, first aid boxes and all other fixtures.

     (6) Dismantle and remove paint drying equipment from the basement under the first Production Hall

     (7)  Strip out painting equipment from outbuilding to western side

     (8) Remove boiler equipment, flues, pipework, water treatment equipment etc. from boiler rooms and dispose off site taking care that no asbestos is uncovered during this work.

3.   Building works
     --------------

     (1) Remove and rebuild any unsound areas of brickwork identified in condition survey

     (2)  Repoint other areas of exposed brickwork as required

     (3) (item per Exhibit-C is technically not good, as it will create moisture in the building, stops breathing - Equinix to reconsider)

     (4) Construct bullet resistant (Beschusswiderstandsklasse M 4) blockwork (or precast concrete panel) walls behind remaining windows of protected western, eastern and northern facades. In the event that competent authorities (Denkmalschutzbehoerde) allow to brick windows, windows have to be bricked according to instructions from these competent authorities.

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     (5)  Cast new reinforced concrete floor to agreed specification (min
          25kN/m2 loading) throughout the second Production Hall.

     (6) Infill spaces left in the new floor of first production Hall following removal of internal walls, electrical switchgear etc.

4.   Existing Office block Refurbishment
     -----------------------------------

     (1)  Strip out existing office partitions/ceilings/floor coverings

     (2)  Strip out sinks, showers, toilets, tiling etc from basement.

     (3)  Refurbish ground floor as entrance area and offices.

     (4) Second floor to be fitted out as individual offices. Fit out to be to modem commercial standard with suspended ceilings and carpeted floors, but without partition walls; Landlord to install partition walls at Tenant instructions (Landlord will have the 6 months period to install such walls)

     (5) Refurbish all floors in cellar and ground floor to take uniformly distributed loads of 7.5 kN/m2; and first floor to take uniformally distributed loads of 5 kN/m2

     (6)  Provide new lighting, heating, and phone connections to offices

     (7) Basement to be left as bare shell with minimum lighting/heating as storage


5.   External works
     --------------

     (1) Demolish the surrounding outbuildings in accordance with Landlord's Improvements Plan - Exhibit C, to 1 metre below ground level and remove all demolition materials from site. The foundation and ground work of the building remains until Tenant in accordance with Mainova have decided in which way cables for electricity have to pass the real estate. If Tenant does not require the foundation, then Landlord shall remove.

     (2) Fuel tanks to be cleaned and refurbished to a standard suitable for process water storage duty.

     (3) Construct NATO perimeter security fence 2.1 metres high from steel posts and wire mesh fabric with 45 degree extension arms with three rows of barbed wire complete with 6 metre wide security gates. Fence to be located 18 metres from existing production halls as indicated on Exhibit A plan.

     (4)  Obtain necessary permits and fell the trees indicated on the Site Plan
          - Exhibit C and remove the stumps. Clear bushes adjacent to existing office to provide vehicular access around buildings

                                       6
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     (5)  Landlord will design and implement a landscaping scheme to form buffer zone around the buildings including planting of replacement trees to compensate for those felled.

     (6) Construct car parking for 25 vehicles as shown on the Site Plan Exhibit C. Car parking to be designed with adequate lighting levels for 24 hour operations.

     (7) The Landlord will arrange for the Mains gas supply to be disconnected at the property boundary.

     (8) Existing Chimney stack to be surveyed and remedial works undertaken to ensure it is safe for duration of lease. This may include re-pointing the brickwork, filling or reinforcing the stack, capping off, repainting or replacement of the steel bands and a new lightening protection system.

B.   Building works to be completed after 7th February 2001

1.   Site Clean Up
     -------------

     (1) Thoroughly clean the building prior to handover to remove all dust and other contaminating materials.

     (2) Complete underfloor gas remediation to safe levels in accordance with current German statutes then remove pipework and equipment.

2.   Roofing
     -------

     "Northlight" roof to first Production Hall

     (1) Check condition of existing lightweight concrete infill planks and remove if necessary

     (2)  Strip off existing wired glazing panels and dispose

     (3) Install an aluminum profile cladding system over entire roof area including new channels to valleys with minimum 1:48 fall. The work to be carried out to DIN 18299, DIN 18338 and DIN 18339. Aluminum sections and sheets proposed for covering the roof openings must be to specification Z-14.1-181

     (4) Provide falls ( minimum 1:4 8 ) to the existing flat valley between the two roofs to prevent ponding and fit new meshes to top of downpipes

     Roof to second Production Hall

     (5)  Remove skylight cupolas

     (6)  Close openings in lightweight concrete slabs (method to be agreed)

                                       7
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     (7)  Install new waterproofing system to entire roof to give a 30 year guarantee watertight

     (8) Replace cupolas or replacements, or instead of steps 5 through 8 above, any other method of achieving a watertight roof structure for 30 (thirty) years, e.g. the process suggested on page 2 of RKW report on meeting of June 09, 2000 (copy attached hereto)

     Roofs generally

     (9) Provide new, safe roof access from within the building. Remove existing roof ladders.

     (10) Repair/ replace roof gutters and drainage pipework to match style of existing

     (11) Install new Lightning Protection system to latest VDE specification

     (12) Roof insulation to be in compliance with local building regulations and provide for a normal temperature in the shed hall areas of 20 deg. C +/- 1 deg. C.

3.   Building works
     --------------

     (1) Close up doorways not required for new layout (Brick external to match/block internal)

     (2)  Replace internal rainwater pipes and box in with leak detection



4.   External works
     --------------
     Install a new lightening protection system on the roof.

5.   New Mezzanine Floor
     -------------------

     Landlord uses his best endeavors to obtain a building permit
     (Baugenehmigung) from competent authorities for a mezzanine floor (with approx 2,000 m2 space and minimum floor to ceiling height of 5 m) in production hall.

     Prior to construction of the mezzanine floor, Landlord shall submit the design to Tenant for his review and approval. In the event the Tenant grants approval and Landlord constructs the Mezzanine, then the Tenant is not obliged to rent the space. If Tenant elects to rent the space, then both parties agree that the rental rate will be set at DM 22/m2 per month for the mezzanine floor.

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